TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751

The Board of Directors
VoIP, Inc.
(Formerly Millennia Tea Masters, Inc.)

We consent to the use of our report, dated January 30, 2004 with respect to our audit of the financial statements of Millennia Tea Masters, Inc. (subsequently known as VoIP, Inc.) as of December 31, 2003 and for the year then ended in the Form 10KSB/A dated November 23, 2005.


/s/ Tschopp, Whitcomb & Orr, P.A.


November 23, 2005